UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2021

Golub Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, 25th Floor, New York, New York	10166
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b–2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On November 19, 2021, Golub Capital BDC, Inc. (the “Company”) entered into an amendment (the “JPM Credit Facility Amendment”) to that certain Senior Secured Revolving Credit Agreement, dated as of February 11, 2021, by and among, Golub Capital BDC, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders, syndication agents, joint bookrunners, and joint lead arrangers party thereto (as amended and supplemented by the JPM Credit Facility Amendment, the “JPM Credit Facility”). The JPM Credit Facility Amendment was effective as of November 19, 2021.

The JPM Credit Facility Amendment amended the JPM Credit Facility to, among other things, (x) increase the accordion feature, which allows the Company, under certain circumstances, to increase the total size of the facility, to a total facility size of $1.5 billion from $712.5 million, and (y) replace the LIBOR benchmark and interest rate for loans denominated in Pounds Sterling and Swiss Francs. Upon effectiveness of the JPM Credit Facility Amendment, borrowings under the JPM Credit Facility remain subject to compliance with a borrowing base test. In connection with the JPM Credit Facility Amendment, interest under the JPM Credit Facility for loans denominated in Pounds Sterling or Swiss Francs, (A) if the value of the gross borrowing base is equal to or greater than 1.60 times the aggregate amount of certain outstanding indebtedness of the Company, or the “Combined Debt Amount,” is payable at a rate equal to one month SONIA plus 1.7826% per annum or one month SARON plus 1.6929% per annum, respectively and, (B) if the value of the gross borrowing base is less than 1.60 times the Combined Debt Amount, is payable at a rate equal to one month SONIA plus 1.9076% per annum or one month SARON plus 1.8179% per annum, respectively.

On November 23, 2021, the Company entered into an agreement with First National Bank of Pennsylvania, JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., CIBC Bank USA, and Sumitomo Mitsui Banking Corporation (the “Commitment Increase Agreement”), pursuant to which, through the accordion feature in the JPM Credit Facility, the aggregate commitments under the JPM Credit Facility increased from $687.5 million to $1,037.5 million. The accordion feature in the JPM Credit Facility allows the Company, under certain circumstances, to increase the total size of the facility to a maximum of $1.5 billion.

The foregoing descriptions are only a summary of the material provisions of each of the JPM Credit Facility Amendment and the Commitment Increase Agreement and are qualified in their entirety by reference to copies of the JPM Credit Facility Amendment and Commitment Increase Agreement, respectively, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Amendment No. 1, dated as of November 19, 2021, to Senior Secured Revolving Credit Agreement, dated as of February 11, 2021, by and among, Golub Capital BDC, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders, syndication agents, joint bookrunners, and joint lead arrangers party thereto

10.2	Commitment Increase Agreement, dated as of November 23, 2021, by First National Bank of Pennsylvania, as Assuming Lender, JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., CIBC Bank USA, and Sumitomo Mitsui Banking Corporation, each as an Increasing Lender, in favor of Golub Capital BDC, Inc., as borrower, and JPMorgan Chase Bank, N.A., as administrative agent under the Senior Secured Revolving Credit Facility, dated as of February 11, 2021, as amended, among Golub Capital BDC, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders, syndication agents, joint bookrunners, and joint lead arrangers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC, Inc.

Date: November 24, 2021	By:	/s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer